Exhibit 3.75

[as amended June 15, 1987]

BY-LAWS

OF

HAYDEN PUBLISHING COMPANY, INC.

(a Delaware corporation)

ARTICLE I

STOCKHOLDERS

Section 1.01 Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

Section 1.02 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, by the President or by the Board of Directors. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of meeting.

Any special meeting of the stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the person or persons calling the meeting.

Section 1.03 Notice of Meetings. Written notice of each stockholders’ meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.

Section 1.04 Quorum. Except as otherwise provided in the certificate of incorporation or by-law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Section 1.05 Conduct of Meetings. The chief executive officer shall preside at any meeting of the stockholders. In such person’s absence, such other person as shall have been designated by the chief executive officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders. In the Secretary’s absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.06 Voting. Except as otherwise provided in the certificate of incorporation or by-law, (i) every holder of capital stock which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote for the election of directors, and (iii) any other corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

Section 1.07 Stockholder Action Without a Meeting. Except as otherwise provided in the certificate of incorporation, whenever the stockholders are required or permitted to take any action at any annual or special meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 1.08 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 Number. Except as otherwise provided in the certificate of incorporation, the number of directors shall be the number fixed from time to time by the Board or by the stockholders. The Board shall consist of three members until such number is changed as herein provided.

Section 2.02 Election and Term. At each annual meeting of the stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 2.03 Meetings of the Board. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. Special meetings of the Board shall be held whenever called by the Chairman of the Board, if any, by the President or by a majority of the directors in office at the time.

Section 2.04 Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board. Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting.

Notice of each special meeting of the Board shall be given to each director either by first class mail, by telegram, telex, cable or like transmission, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable or like transmission. Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by telegram, telex, cable or like transmission, at the time of sending; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business.

Section 2.05 Quorum and Vote of Directors. Except as otherwise provided in the certificate of incorporation or by-law, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

Section 2.06 Conduct of Meetings. The Chairman of the Board, if any, shall preside at any meeting of the Board of Directors. In the absence of the Chairman of the Board, a chairman of the meeting shall be elected from the directors present. If present, the Secretary shall act as secretary of any meeting of the Board. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.07 Resignations of Directors. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.08 Removal of Directors. Except as otherwise provided in the certificate of incorporation or by-law, any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.09 New1y Created Directorships and Vacancies. Except as otherwise provided in the certificate of incorporation or by-law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason including the removal of directors without cause may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director.

Section 2.10 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board but subject to the limitation of Section 141(c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

The provisions of Section 2.04 for notice of meetings of the Board shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board.

Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board and shall observe such other procedures as are prescribed by the Board.

Section 2.11 Compensation of Directors. Each director shall be entitled to receive as compensation for his services as director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board. Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him in attending any such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Telephonic Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.13 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

Section 3.01 Officers. The officers of the Corporation shall include a President, a Treasurer and a Secretary and may also include a Chief Executive Officer, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior” or “group” as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers and agents, as the Board of Directors may deem necessary or desirable.

Each officer shall have such authority and perform such duties, in addition to those specified in these By-Laws, as may be prescribed by the Board from time to time. The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices.

Section 3.02. Term of Office, Resignation and Removal. Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person’s successor has been elected or appointed and qualified or until his earlier resignation or removal.

Any officer may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not of itself create contract rights.

Section 3.03 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.

Section 3.03.1 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have such powers, duties and responsibilities as the Board of Directors may prescribe from time to time.

Section 3.04 President. The President shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all other powers commonly incident to the office.

Section 3.05 Vice President. Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time.

Section 3.06 Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer’s place.

Section 3.07 Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary’s place.

Section 3.08 Controller and Assistant Controllers. The Controller shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.

In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller’s place.

Section 3.09 Compensation. Compensation of officers, agents and employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board.

Section 4.02 Transfer of Shares. Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board or prescribed by applicable law.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

Section 4.03 Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V

GENERAL PROVISIONS

Section 5.01. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 5.02 Fiscal Year. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors from time to time.

Section 5.03 Indemnification. The Corporation shall indemnify each director and officer of the Corporation, and each person serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, as from time to time in effect. The Corporation may, if and to the extent authorized by the Board of Directors of the Corporation in a specific case, indemnify employees or agents of the Corporation in the same manner and to the same extent. The indemnification obligations set forth herein shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and shall be binding upon any successor to the Corporation to the fullest extent permitted by the laws of Delaware, as from time to time in effect. The foregoing shall not be construed to limit the powers of the Board to provide any other rights to indemnify which it may deem appropriate. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or, at the request of the Corporation, is or was serving any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

The Corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation which it incurs as a result of the indemnification of directors and officers and (b) directors and officers in all instances, whether or not such indemnification is otherwise provided for by law or the foregoing provisions of this Section 5.03, subject to any specific limitations of law.

Section 5.04 Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

Section 5.05 Amendments. These By-Laws and any amendments hereof may be amended, or repealed, and new By-Laws may be adopted, either by the stockholders or by vote of a majority of all of the Board of Directors; but any By-Laws adopted by the Board may be amended or repealed by the stockholders.